Exhibit (a)(1)(ix)

Computershare Trust Company, NA.

NOTICE TO PARTICIPANTS

IN THE 2005 STOCK PURCHASE PLAN

OF ACXIOM CORPORATION

Offer to Purchase for Cash

by

ACXIOM CORPORATION

Up to 11,111,111 Shares of its Common Stock

At a Purchase Price Not Greater Than $27.00 Nor Less Than $25.00 Per Share

August 7, 2006

To Participants in the 2005 Stock Purchase Plan of Acxiom Corporation (the “Stock Purchase Plan” or “Plan”)

Dear Client:

Enclosed for your consideration is the Offer to Purchase, dated August 7, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as amended or supplemented, constitute the tender offer (the “Offer”), in connection with the tender offer by Acxiom Corporation, a Delaware corporation (“Acxiom” or the “Company”), to purchase up to 11,111,111 outstanding shares of its Common Stock, $0.10 par value per share (such shares, together with all other outstanding shares of Common Stock of Acxiom, are herein referred to as the “Shares”), at a price specified by its stockholders not greater than $27.00 nor less than $25.00 per Share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related blue Letter of Transmittal.

The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (the “Purchase Price”), not greater than $27.00 nor less than $25.00 per Share, that it will pay for the Shares validly tendered pursuant to the Offer and not properly withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to purchase 11,111,111 Shares or, if a lesser number of Shares are validly tendered, such lesser number as are validly tendered and not properly withdrawn. All stockholders whose Shares are purchased by the Company will receive the Purchase Price for each Share purchased pursuant to the Offer. In the event the Purchase Price is less than the maximum of $27.00 per Share and more than 11,111,111 Shares are tendered pursuant to the Offer at or below the Purchase Price, Acxiom intends to exercise its right to purchase up to an additional 2% of its outstanding Shares without extending the Offer so that it repurchases up to $300,000,000 of its Shares. By way of example, if the Purchase Price is $26.00 per Share, the Company intends to purchase up to an additional 427,350 of its outstanding Shares to the extent tendered pursuant to the Offer. Acxiom also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal requirements.

If the Company is unable to purchase $300,000,000 Shares in the Offer, it will consider, in its sole discretion, various other options, including, among other things, additional share repurchases.

Computershare Trust Co., NA. (“Computershare” or the “Agent”) is the holder of record of Shares held for your account in the Stock Purchase Plan. A tender of your Shares in your Plan account can only be made by us as your agent, pursuant to your instructions, using the attached Tender Instruction Form.

If you wish to participate in this Offer, you must notify the Agent no later than 3:00 p.m., New York City time, on September 5, 2006. If you wish to tender all or any number of your Shares, please instruct the Agent by the deadline by mailing your completed white Tender Instruction Form to us using the enclosed pre-addressed, postage paid reply envelope or faxing the completed white Form to the Agent at (781) 380-3388.

We are the holder of record of Shares held for your account. If you do not respond to this notice, no Shares will be tendered on your behalf in the Offer. The blue Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Cash received from any Shares tendered and accepted for payment by the Company will be distributed to participants by check. Any Shares tendered but not accepted by the Company will remain in your account.

Participants in the Stock Purchase Plan who wish to tender their Shares must deliver their completed white Tender Instruction Forms to Computershare for receipt by 3:00 p.m. New York City time, on September 5, 2006. The mailing address and address for delivery by hand or overnight courier is Computershare Trust Company, NA., Attn: Corporate Actions, P.O. Box 859208, Braintree, MA 02185-9208. You may fax your completed white Tender Instruction Form to the Agent at (781) 380-3388. If you have any questions about the tender process, the phone number to call is: 1-877-750-9497.

Please note the following:

1. You may tender Shares for cash at either the price specified by you (in increments of $0.25), not greater than $27.00 nor less than $25.00 per share, or the price determined by Acxiom pursuant to the Offer as indicated in Section 1 of the Offer to Purchase.

2. The Offer, the proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, September 12, 2006 (the “Expiration Date”) unless Acxiom extends the tender offer.

3. The tender offer is subject to certain conditions. See Section 7 of the Offer to Purchase for a description of the conditions to the Offer.

4. Any stock transfer taxes applicable to the sale of Shares to Acxiom pursuant to the Offer will be paid by Acxiom subject to Instruction 9 of the Letter of Transmittal.

5. Upon the terms and subject to the conditions of the Offer, if more than 11,111,111 Shares, or such greater number of Shares as Acxiom may elect to purchase subject to applicable law, have been validly tendered and not properly withdrawn prior to the Expiration Date, at prices at or below the purchase price, Acxiom will purchase Shares on the following basis:

(a) first, all Shares properly tendered before the Expiration Date from all holders of an aggregate of fewer than 100 Shares (“odd lots”) who tender all Shares owned beneficially or of record at a price at or below the Purchase Price (partial tenders will not qualify for this preference);

(b) second, all other Shares properly tendered at or below the Purchase Price, on a pro rata basis with appropriate adjustments to avoid purchases of fractional Shares; and

(c) third, only if necessary to permit Acxiom to purchase 11,111,111 Shares, or such greater number of Shares as the Company may elect to purchase subject to applicable law, Shares conditionally tendered (for which the condition was not initially satisfied) before the Expiration Date, will, to the extent feasible, be selected for purchase by random lot. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered all of their Shares.

6. You may direct us, as Agent for the Stock Purchase Plan, to withdraw your Plan Shares only by performing the following steps:

(a) You must send a signed written notice of withdrawal to the Agent for the Stock Purchase Plan.

(b) You may fax your notice of withdrawal to the Agent for the Stock Purchase Plan at fax number 781-380-3388.

(c) The notice of withdrawal must state your name, social security number, the number of Plan Shares that you wish to withdraw from the Offer and that you are directing the Agent to withdraw Plan Shares that you previously directed the Agent to tender on your behalf.

(d) The notice of withdrawal must be received by the Agent before 3:00 p.m., New York City time, on Tuesday, September 5, 2006.

7. You may direct the Agent to re-tender your Plan Shares by completing another white Tender Instruction Form and returning it to the Agent for receipt by 3:00 p.m., New York City time, on Tuesday, September 5, 2006. You may obtain another copy of the white Tender Instruction Form by faxing your request to 781-380-3388.

THE TENDER OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 7 OF THE OFFER TO PURCHASE FOR A DESCRIPTION OF THE CONDITIONS TO THE OFFER. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS, NOR THE PLAN ADMINISTRATOR, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE DEPOSITARY MAKE ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF THEIR SHARES OR AS TO THE PURCHASE PRICE OR PRICES AT WHICH STOCKHOLDERS MAY CHOOSE TO TENDER THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. FOUR OF OUR EXECUTIVE OFFICERS AND DIRECTORS, INCLUDING CHARLES D. MORGAN, OUR CHAIRMAN AND COMPANY LEADER, JEFFREY W. UBBEN, A NEW DIRECTOR, JAMES T. WOMBLE, OUR GLOBAL DEVELOPMENT LEADER AND CINDY K. CHILDERS, OUR ORGANIZATIONAL DEVELOPMENT LEADER, HAVE ADVISED US THAT THEY MAY TENDER A PORTION OF SHARES BENEFICIALLY OWNED BY THEM OR THEIR AFFILIATES INTO THE OFFER. OUR OTHER DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY OF THEIR SHARES IN THE OFFER. SEE SECTION 11, “INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES.”

YOUR INSTRUCTIONS TO US MUST BE FORWARDED TO US PROMPTLY IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE OFFER TO PURCHASE. ALTHOUGH THE OFFER IS PRESENTLY SCHEDULED TO EXPIRE ON TUESDAY, SEPTEMBER 12, 2006, AT 5:00 P.M., NEW YORK CITY TIME, WE MUST RECEIVE YOUR INSTRUCTIONS BY NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 5, 2006 IN ORDER TO BE ABLE TO ACT ON YOUR INSTRUCTIONS IN A TIMELY FASHION (UNLESS THE OFFER IS EXTENDED BY THE COMPANY).

Very truly yours,

Computershare Trust Co., N.A.

Agent, 2005 Stock Purchase Plan of Acxiom Corporation

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions whose laws require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by J.P. Morgan Securities Inc. and Stephens Inc., the Dealer Managers for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

TENDER INSTRUCTION FORM

FOR SHARES IN 2005 STOCK PURCHASE PLAN OF

ACXIOM CORPORATION

(NOTE: Before completing this Tender Instruction Form, you should refer to the attached Letter from Computershare Trust Co., Inc., Agent for the 2005 Stock Purchase Plan of Acxiom Corporation (the “Stock Purchase Plan” or “Plan”). If you wish to tender different groups of Shares at different prices held in the Stock Purchase Plan, you must complete a separate white Tender Instruction Form for each group of Shares which will have a different price.)

TO THE AGENT FOR THE STOCK PURCHASE PLAN:

I am a participant in the above-referenced Stock Purchase Plan. I have received a copy of the Offer to Purchase dated August 7, 2006 and related blue Letter of Transmittal, relating to the tender offer (the “Offer”) by Acxiom Corporation, a Delaware corporation (“Acxiom” or the “Company”), to purchase up to 11,111,111 outstanding shares of Common Stock, $0.10 par value per share, (such shares, together with all other outstanding shares of Common Stock of Acxiom, are herein referred to as the “Shares”) at a price not greater than $27.00 nor less than $25.00 per share, without interest.

I wish to direct you to tender the Shares held in my Stock Purchase Plan account as indicated below:

TENDER INSTRUCTIONS

☐	By checking this box, I represent that I own beneficially or of record an aggregate (including Shares held beneficially or of record in the Stock Purchase Plan or otherwise) of fewer than 100 Shares, and I am instructing the Agent to tender all Acxiom Shares held in my account under the Stock Purchase Plan. My indication as to whether I wish to tender my Shares at the price determined by the Offer or at the price or prices I specify is indicated below.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

☐	By checking this box, I represent that I desire to maximize the chance of having Acxiom purchase all of the Shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, I wish to have the Agent tender % Shares of the Shares held in my account under the Stock Purchase Plan (please enter the applicable percentage–not to exceed 100%) and I am willing to accept the Purchase Price determined by Acxiom pursuant to the Offer. This action will result in my receiving a price per share of as low as $25.00 or as high as $27.00.

- OR -

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, I wish to have the Agent tender at the price checked below     % of the Shares held in my account under the Stock Purchase Plan (please enter the applicable percentage – not to exceed 100%). I understand that this action could result in none of my Shares being purchased if the actual Purchase Price for the Shares is less than the price that I have checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Acxiom will be purchased at the purchase price so determined. A stockholder who desires to tender Shares at more than one price must complete a separate Tender Instruction Form for each price at which Shares are tendered.

☐ $25.00	☐ $25.75	☐ $26.50
☐ $25.25	☐ $26.00	☐ $26.75
☐ $25.50	☐ $26.25	☐ $27.00

I have read and understand the Offer to Purchase and related blue Letter of Transmittal and the Letter from the Agent for the Stock Purchase Plan and I agree to be bound by the terms of the Offer. I hereby direct the Agent to deliver the proceeds from the sale of these Shares to me promptly after the expiration of the tender offer. I understand and declare that if the tender of my Shares is accepted, the payment therefor will be full and adequate compensation for these Shares in my judgment.

DATE	SIGNATURE OF PARTICIPANT

SOCIAL SECURITY NUMBER	PLEASE PRINT NAME, ADDRESS AND TELEPHONE NUMBER HERE

NOTE: THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES HELD IN THE STOCK PURCHASE PLAN ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO THE AGENT FOR THE STOCK PURCHASE PLAN, USING THE PREADDRESSED REPLY ENVELOPE PROVIDED OR VIA FAX OR OVERNIGHT DELIVERY AS INDICATED IN YOUR TENDER MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY 3:00 P.M., NEW YORK CITY TIME, SEPTEMBER 5, 2006.

YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

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